Exhibit 26(r)

Securian Life Insurance Company

Power of Attorney

To Sign Registration Statements

WHEREAS, Securian Life Insurance Company (“Securian Life”) has established a separate account to fund certain variable life insurance contracts; and

WHEREAS, Securian Life Variable Universal Life Account (“Variable Universal Life Account”) (333-132009) is a separate account of Securian Life which has been established for the purpose of issuing group variable universal life insurance policies on a variable basis and which is to be registered as a unit investment trust under the Investment Company Act of 1940 offering group variable universal life insurance policies to be registered under the Securities Act of 1933.

NOW THEREFORE, We, the undersigned Directors and Officers of Securian Life, do hereby appoint Gary R. Christensen, as attorney in fact for the purpose of signing in his name and on his behalf as Director of Securian Life and filing with the Securities and Exchange Commission Registration Statements, or any amendment thereto, for the purpose of:  a) registering policies of the Variable Universal Life Account for sale by that entity and Securian Life under the Securities Act of 1933; and b) registering the Variable Universal Life Account as a unit investment trust under the Investment Company Act of 1940.

Signature	Title	Date

/s/ Christopher M. Hilger	Chairman of the Board, President and Chief Executive Officer
Christopher M. Hilger		April 13, 2021

/s/ Robert L. Senkler	Director	April 13, 2021
Robert L. Senkler

/s/ Mary K. Brainerd	Director	April 13, 2021
Mary K. Brainerd

/s/ Gary R. Christensen	Director	April 13, 2021
Gary R. Christensen

/s/ Benjamin G.S. Fowke III	Director	April 13, 2021
Benjamin G.S. Fowke III

/s/ Sara H. Gavin	Director	April 13, 2021
Sara H. Gavin

/s/ Eric B. Goodman	Director	April 13, 2021
Eric B. Goodman

/s/ Trudy A. Rautio	Director	April 13, 2021
Trudy A. Rautio

/s/ Bruce P. Shay	Director	April 13, 2021
Bruce P. Shay

/s/ Katia O. Walsh	Director	April 13, 2021
Katia O. Walsh

/s/ Kevin F. Warren	Director	April 13, 2021
Kevin F. Warren

/s/ Warren J. Zaccaro	Director	April 13, 2021
Warren J. Zaccaro